EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS FIRST QUARTER 2008 RESULTS

  On Track to Achieve 15 Percent Total Company Organic Production Growth Target in 2008

  Strengthens Balance Sheet during First Quarter

  Announces New Horizontal Natural Gas Play in the Texas Panhandle

FOR IMMEDIATE RELEASE: Thursday, May 1, 2008

HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2008 net income available to common stockholders of $240.5 million, or $0.96 per share. This compares to first quarter 2007 net income available to common stockholders of $216.8 million, or $0.88 per share.

The results for the first quarter 2008 included a gain on sale of assets of $130.2 million ($84.7 million after tax, or $0.34 per share) related to the disposition of shallow natural gas assets and surrounding acreage in the Appalachian Basin and a previously disclosed $469.8 million ($302.3 million after tax, or $1.21 per share) loss on the mark-to-market of financial commodity transactions. During the quarter, the net cash realized related to financial commodity contracts was $23.2 million ($14.9 million after tax, or $0.06 per share). Consistent with some analysts' practice of matching realizations to settlement months and making certain other adjustments in order to exclude one-time items, adjusted non-GAAP net income available to common stockholders for the quarter was $473.0 million, or $1.89 per share. Adjusted non-GAAP net income available to common stockholders for the first quarter 2007 was $272.8 million, or $1.11 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common stockholders to GAAP net income available to common stockholders.)

Operational Highlights

For the first three months of 2008, EOG reported robust volume growth in United States natural gas, crude oil and condensate and natural gas liquids over the first quarter 2007. Domestic natural gas production rose 19 percent, driven by increases from operations in the Fort Worth Barnett Shale and Upper Gulf Coast operating areas.

Total company crude oil, condensate and natural gas liquids volumes increased 38 percent over the same period a year ago. The North Dakota Bakken and Mid Continent areas contributed significantly to a 27 percent rise in total company crude oil and condensate growth over the same period a year ago. Total company natural gas liquids volumes were up 67 percent over the first quarter 2007, with substantial increases recorded from the liquids-rich Fort Worth Barnett Shale natural gas production.

EOG continues to unlock new reserve accumulations through the application of horizontal drilling and completion technology. Adding to its outstanding inventory of drilling locations, EOG has identified a natural gas play in the Mid Continent operating area with an estimated 400 billion cubic feet, net of natural gas potential. EOG has accumulated 60,000 net acres in the Atoka Formation in the Texas Panhandle where it has drilled 17 horizontal wells to date. The most recent well, the Paul 536 #2H, began producing natural gas at a rate of 6.5 million cubic feet per day (MMcfd) in April, while the Price Trust 604 #2H went on production at a rate of 7 MMcfd in the fourth quarter 2007. EOG has a 100 percent working interest in both wells.

"This was a very strong quarter for EOG. Not only were our operational results excellent, but our growing expertise in the application of horizontal drilling and completion technology has helped us identify another natural gas resource play. Our success in the Atoka Formation demonstrates that there are still untapped reservoirs in the United States for companies like EOG that have the skill to find and develop them," said Mark G. Papa, Chairman and Chief Executive Officer.

Capital Structure

At March 31, 2008, EOG's total debt outstanding was $1,185 million. Taking into account cash on the balance sheet of $205 million, at the end of the first quarter EOG's net debt was $980 million. EOG's debt-to-total capitalization ratio was 14 percent at March 31, 2008, unchanged since December 31, 2007. At the end of the first quarter, the net debt-to-total capitalization ratio was 12 percent, down from 14 percent at year-end 2007. (Please refer to the attached tables for the reconciliation of net debt (non-GAAP) to long-term debt (GAAP) and the reconciliation of net debt-to-total capitalization ratio (non-GAAP) to debt-to-total capitalization ratio (GAAP).)

"We are well positioned to achieve EOG's goal of reducing net debt throughout the year. In addition, we are executing our organic growth game plan in order to meet our 15 percent production growth target while maintaining our original capital expenditure estimate of $4.4 billion," said Papa. "This strategy further strengthens our ability to achieve our longstanding goal of delivering strong returns to EOG's stockholders on an ongoing basis."

Conference Call Scheduled for May 2, 2008

EOG's first quarter 2008 results conference call will be available via live audio webcast at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) on Friday, May 2, 2008. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Friday, May 16, 2008.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;
  the extent and effect of any hedging activities engaged in by EOG;
  the timing and impact of liquefied natural gas imports;
  changes in demand or prices for ammonia or methanol;
  the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties;
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
  the ability to achieve production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reservoir performance;
  the availability and cost of drilling rigs, experienced drilling crews, tubular steel and other materials, equipment and services used in drilling and well completions;
  the availability, terms and timing of mineral licenses and leases and governmental and other permits and rights of way;
  access to surface locations for drilling and production facilities;
  the availability and capacity of gathering, processing and pipeline transportation facilities;
  the availability of compression uplift capacity;
  the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas;
  whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas;
  political developments around the world and the enactment of new government policies, legislation and regulations, including environmental regulations;
  acts of war and terrorism and responses to these acts; and
  weather, including weather-related delays in the installation of gathering and production facilities.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2007, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Quarter
	Ended March 31,
	2008	2007
Net Operating Revenues	$1,101.0	$871.2
Net Income Available to Common Stockholders	$240.5	$216.8
Net Income Per Share Available to Common Stockholders
Basic	$0.98	$0.89
Diluted	$0.96	$0.88
Average Number of Shares Outstanding
Basic	245.4	242.8
Diluted	249.8	246.7

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter
	Ended March 31,
	2008	2007
Net Operating Revenues
Natural Gas	$1,037,638	$730,461
Crude Oil, Condensate and Natural Gas Liquids	394,848	174,864
Losses on Mark-to-Market Commodity Derivative Contracts	(469,844)	(39,801)
Other, Net	138,331	5,713
Total	1,100,973	871,237
Operating Expenses
Lease and Well	132,466	104,325
Transportation Costs	61,967	32,567
Exploration Costs	47,943	26,384
Dry Hole Costs	8,428	16,810
Impairments	32,574	24,042
Depreciation, Depletion and Amortization	297,199	244,342
General and Administrative	52,926	43,879
Taxes Other Than Income	86,750	40,648
Total	720,253	532,997
Operating Income	380,720	338,240

Other Income, Net	1,583	4,719

Income Before Interest Expense and Income Taxes	382,303	342,959

Interest Expense, Net	12,191	7,638

Income Before Income Taxes	370,112	335,321

Income Tax Provision	129,156	117,654

Net Income	240,956	217,667

Preferred Stock Dividends	443	875

Net Income Available to Common Stockholders	$240,513	$216,792

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter
	Ended March 31,
	2008	2007
Wellhead Volumes and Prices

Natural Gas Volumes (MMcfd) (A)
United States	1,085	915
Canada	216	222
Trinidad	231	253
United Kingdom	17	30
Total	1,549	1,420

Average Natural Gas Prices ($/Mcf) (B)
United States	$8.05	$6.35
Canada	7.44	6.43
Trinidad	3.87	2.81
United Kingdom	9.85	5.55
Composite	7.36	5.71

Crude Oil and Condensate Volumes (MBbld) (A)
United States	30.6	21.9
Canada	2.4	2.5
Trinidad	3.6	4.3
United Kingdom	0.1	0.1
Total	36.7	28.8

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$92.08	$53.76
Canada	88.94	51.76
Trinidad	87.90	59.91
United Kingdom	88.29	52.87
Composite	91.46	54.51

Natural Gas Liquids Volumes (MBbld) (A)
United States	16.7	9.5
Canada	1.0	1.1
Total	17.7	10.6

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$57.26	$37.07
Canada	57.14	36.37
Composite	57.26	37.00

Natural Gas Equivalent Volumes (MMcfed) (C)
United States	1,370	1,104
Canada	236	243
Trinidad	252	279
United Kingdom	17	31
Total	1,875	1,657

Total Bcfe (C) Deliveries	170.6	149.1

(A) Million cubic feet per day or thousand barrels per day, as applicable.
(B) Dollars per thousand cubic feet or per barrel, as applicable.
(C)	Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil, condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil, condensate or natural gas liquids.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2008	2007

ASSETS
Current Assets
Cash and Cash Equivalents	$204,938	$54,231
Accounts Receivable, Net	1,010,020	835,670
Inventories	98,565	102,322
Assets from Price Risk Management Activities	-	100,912
Income Taxes Receivable	132,997	110,370
Deferred Income Taxes	191,072	33,533
Other	52,654	55,001
Total	1,690,246	1,292,039

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	17,864,994	16,981,836
Other Property, Plant and Equipment	668,208	581,402
	18,533,202	17,563,238
Less: Accumulated Depreciation, Depletion and Amortization	(7,388,651)	(7,133,984)
Total Property, Plant and Equipment, Net	11,144,551	10,429,254
Long-Term Assets Held for Sale	-	254,376
Other Assets	115,762	113,238
Total Assets	$12,950,559	$12,088,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,208,751	$1,152,140
Accrued Taxes Payable	105,140	104,647
Dividends Payable	29,482	22,045
Liabilities from Price Risk Management Activities	308,504	3,404
Deferred Income Taxes	19,545	108,980
Other	53,496	82,954
Total	1,724,918	1,474,170

Long-Term Debt	1,185,000	1,185,000
Other Liabilities	462,873	368,336
Deferred Income Taxes	2,387,247	2,071,307

Stockholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, Cumulative, $1,000 Liquidation Preference Per Share,
5,000 Shares Outstanding at December 31, 2007	-	4,977
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
249,460,000 Shares Issued	202,495	202,495
Additional Paid In Capital	263,094	221,102
Accumulated Other Comprehensive Income	388,848	466,702
Retained Earnings	6,367,524	6,156,721
Common Stock Held in Treasury, 1,375,631 Shares at
March 31, 2008 and 2,935,313 Shares at December 31, 2007	(31,440)	(61,903)
Total Stockholders' Equity	7,190,521	6,990,094
Total Liabilities and Stockholders' Equity	$12,950,559	$12,088,907

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Quarter
	Ended March 31,
	2008	2007
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$240,956	$217,667
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	297,199	244,342
Impairments	32,574	24,042
Stock-Based Compensation Expenses	19,783	14,211
Deferred Income Taxes	83,390	96,999
Other, Net	(127,968)	(2,958)
Dry Hole Costs	8,428	16,810
Mark-to-Market Commodity Derivative Contracts
Total Losses	469,844	39,801
Realized Gains	23,210	47,268
Other, Net	8,599	11,482
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(177,684)	22,935
Inventories	3,285	(8,844)
Accounts Payable	93,452	23,431
Accrued Taxes Payable	(29,265)	1,967
Other Assets	(1,745)	(3,623)
Other Liabilities	(27,673)	(14,356)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	5,192	(32,694)
Net Cash Provided by Operating Activities	921,577	698,480

Investing Cash Flows
Additions to Oil and Gas Properties	(1,060,035)	(812,243)
Additions to Other Property, Plant and Equipment	(87,589)	(80,287)
Proceeds from Sales of Assets	346,891	2,939
Changes in Components of Working Capital Associated with
Investing Activities	(4,750)	32,959
Other, Net	(1,235)	(1,579)
Net Cash Used in Investing Activities	(806,718)	(858,211)

Financing Cash Flows
Net Commercial Paper and Revolving Credit Facility Borrowings	-	116,600
Long-Term Debt Repayments	-	(30,000)
Dividends Paid	(22,089)	(15,522)
Redemption of Preferred Stock	(5,395)	-
Excess Tax Benefits from Stock-Based Compensation	35,496	7,409
Proceeds from Stock Options Exercised	29,537	5,276
Other, Net	(442)	(265)
Net Cash Provided by Financing Activities	37,107	83,498

Effect of Exchange Rate Changes on Cash	(1,259)	(322)

Increase (Decrease) in Cash and Cash Equivalents	150,707	(76,555)
Cash and Cash Equivalents at Beginning of Period	54,231	218,255
Cash and Cash Equivalents at End of Period	$204,938	$141,700

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month periods ended March 31 reported Net Income Available to Common Stockholders (GAAP) to reflect actual cash realized from financial commodity transactions by eliminating the unrealized mark-to-market losses from these transactions and for the gain on the sale of Appalachian assets. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Quarter
	Ended March 31,
	2008	2007

Reported Net Income Available to Common Stockholders (GAAP)	$240,513	$216,792

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Losses	469,844	39,801
Realized Gains	23,210	47,268
Subtotal	493,054	87,069

After Tax MTM Impact	317,280	56,029

Less: Gain on Sale of Appalachian Assets, Net of Tax	(84,748)	-

Adjusted Net Income Available to Common Stockholders (Non-GAAP)	$473,045	$272,821

Net Income Per Share Available to Common Stockholders (GAAP)
Basic	$0.98	$0.89
Diluted	$0.96	$0.88

Adjusted Net Income Per Share Available to Common Stockholders (Non-GAAP)
Basic	$1.93	$1.12
Diluted	$1.89	$1.11

Average Number of Shares Outstanding
Basic	245,430	242,763
Diluted	249,763	246,677

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW
AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month periods ended March 31 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common Stockholders (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital, Other Assets and Liabilities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter
	Ended March 31,
	2008	2007
Net Cash Provided by Operating Activities (GAAP)	$921,577	$698,480

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	43,923	23,345
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	177,684	(22,935)
Inventories	(3,285)	8,844
Accounts Payable	(93,452)	(23,431)
Accrued Taxes Payable	29,265	(1,967)
Other Assets	1,745	3,623
Other Liabilities	27,673	14,356
Changes in Components of Working Capital Associated
with Investing and Financing Activities	(5,192)	32,694
Preferred Dividends	(443)	(875)

Discretionary Cash Flow Available to Common Stockholders (Non-GAAP)	$1,099,495	$732,134

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (Non-GAAP) AND TOTAL
CAPITALIZATION (Non-GAAP) AS USED IN THE CALCULATION OF
THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO
TO LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)
(Unaudited; in millions, except ratio information)

The following chart reconciles Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	03/31/2008	12/31/2007

Total Stockholders' Equity (GAAP) - (a)	$7,191	$6,990

Long-Term Debt (GAAP) - (b)	1,185	1,185
Less: Cash (GAAP)	(205)	(54)
Net Debt (Non-GAAP) - (c)	980	1,131

Total Capitalization (Non-GAAP) - (a) + (c)	$8,171	$8,121

Total Capitalization (GAAP) - (a) + (b)	$8,376	$8,175

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	12%	14%

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	14%	14%